EXHIBIT 11
                           FIRST FINANCIAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE


                                                             For The
                                                        Three Months Ended
                                                              March 31
                                                      ------------------------
                                                       1997              1996
                                                      ------            ------
                                                       (In thousands, except
                                                         per share data)

PRIMARY EARNINGS PER SHARE

Income before extraordinary item                      $19,110          $17,334

Extraordinary item                                         --             (686)
                                                      -------          -------

Net income                                            $19,110          $16,648
                                                      =======          =======

Shares:

   Weighted average common shares
    outstanding                                        36,743           37,260
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                               829              789
                                                      -------          -------
   Common and common equivalent shares                 37,572           38,049
                                                      =======          =======

Primary Earnings Per Common Share:

   Income before extraordinary item                   $  0.51          $  0.46
   Extraordinary item                                      --            (0.02)
                                                      -------          -------
   Net income                                         $  0.51          $  0.44
                                                      =======          =======



FULLY DILUTED EARNINGS PER SHARE

Income before extraordinary item                      $19,110          $17,334

Extraordinary item                                         --             (686)
                                                      -------          -------

Net income                                            $19,110          $16,648
                                                      =======          =======

Shares:

   Weighted average common shares
    outstanding                                        36,743           37,260
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                               834              794
                                                      -------          -------
   Common and common equivalent shares                 37,577           38,054
                                                      =======          =======


Fully Diluted Earnings Per Common Share:

   Income before extraordinary item                   $  0.51          $  0.46
   Extraordinary item                                      --            (0.02)
                                                      -------          -------
   Net income                                         $  0.51          $  0.44
                                                      =======          =======